CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259644 on Form S-6 of our report dated November 1, 2021, relating to the financial statement of FT 9714, comprising Dorsey Wright Relative Strength Top 50, Series 45, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 1, 2021